TERM NOTE

$447,000                  New York, New York
                          Date: As of September 1, 1999

                  FOR VALUE RECEIVED, JENNIFER CONVERTIBLES, INC. (the "Company"), promises to pay to the order of JENCO PARTNERS, L.P. (the "Payee"), at its executive office or at such other address as to which the Payee shall give written notice to the Company as set forth below in lawful money of the United States of America and in immediately available funds, the sum of Four Hundred Forty-Seven Thousand Dollars ($447,000).

                  Payments of principal shall be made as follows: One installment of $223,500 shall be paid on February 1, 2000 and the balance of the principal ($223,500) shall be paid on September 1, 2000. This Note shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the prime rate of Citibank, N.A. plus 3%. Accrued interest through the date of any payment of principal (including any prepayment of principal) shall be paid at the same time as payments of principal are made.

                  If any payment of this Note becomes due and payable on a Saturday, Sunday or a legal bank holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the rate set forth above during such extension.

                  The Company may prepay this Note in whole or in part at any time without premium or penalty.

                  Only the following events shall constitute an event of default under this Note (an "Event of Default"):

                  (i) The Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due, or commences a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking for himself any liquidation, arrangement, composition, reorganization, readjustment or similar relief under any present or future statue, law or regulation pertaining to insolvency or creditors' rights, or files any answer admitting the material allegations of a petition filed against him in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or similar official for himself or all or any substantial part of its properties; or

                  (ii) If within 60 days after the commencement of any proceeding against the Borrower seeking any liquidation, arrangement, composition, reorganization, readjustment or similar relief under any present or future statute, law or regulation pertaining to insolvency or creditors' the Borrower, such proceeding is not dismissed, or if within 60 days after the appointment without the consent or acquiescence of the Borrower or any trustee, receiver, liquidator or similar official for the Borrower or of all or any substantial part of its properties, such appointment is not vacated.

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                  (iii) The Company  shall fail to make any payment of principal or interest when due under this Note.

                  (iv) The Company shall breach in any material respect its obligations under an L.P. and Option Purchase and Termination Agreement among the Company, the Borrower and certain other parties named therein dated as of even date herewith.

                  Upon the  occurrence  of any Event of Default  under (iii) and
(iv) above, Payee, after giving the Borrower 30 days to cure such Event of Default in the event of an Event of Default under (iv) above, but without any such 30-day period in the case of a default under (iii) above, may, if such Event of Default has not been cured, by written notice to the Borrower, at Payee's option, declare the entire unpaid principal amount of this Note, together with accrued interest thereon, to be due and payable, whereupon the same shall forthwith mature and become due and payable, and Payee shall have such other remedies as Payee may have at law, equity or otherwise. Upon the occurrence of any Event of Default under (i) or (ii) above, the entire unpaid principal amount of this Note, together with accrued interest thereon, shall become automatically due and payable without notice of any kind.

                  No failure on the part of Payee to exercise, and no delay in exercising, and no course of dealing with respect to, any right hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise hereof or the exercise of any other right.

                  Presentment for payment, notice of dishonor, protest, and notice of protest are hereby waived.

                  The Company agrees to pay all costs including, without limitation, all reasonable attorneys' fees incurred by the Payee in collecting or enforcing payment of this Note in accordance with its terms.

                  This Note may be modified or cancelled, only by the written agreement of the Company and the Payee. Failure of the Payee hereof to assert any right herein shall not be deemed to be a waiver thereof.


                                              JENNIFER CONVERTIBLES, INC.



                                              By: /s/ Harley J. Greenfield
                                                 -------------------------------
                                                      Harley J. Greenfield
                                                      Chief Executive Officer